UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2010

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2010, Tier Technologies, Inc. (“Tier” or the “Company”) announced the appointment of Alex P. Hart to the position of President and Chief Executive Officer of the Company.  Mr. Hart is expected to begin employment with Tier on or about August 24, 2010.

Mr. Hart, 47, was President of the Fuelman Fleet Cards business unit of Fleetcor Technologies, Inc., a provider of specialized payment products and services to commercial fleets, major oil companies and petroleum marketers, from September 2009 through August 2010.  From May 2007 to April 2008, Mr. Hart served as Executive Vice President and General Manager of Electronic Banking Services for CheckFree Corporation, a provider of financial electronic commerce products and services.  Mr. Hart served as President of Corillian Corporation, a provider of online banking and bill payment software and services, from January 2001 through October 2002, and as President and Chief Executive Officer of Corillian from October 2002 through Corillian’s acquisition by CheckFree in May 2007.

In connection with Mr. Hart’s joining the Company, Tier and Mr. Hart have entered into an employment agreement dated as of August 10, 2010.  The employment agreement provides that Mr. Hart will be paid an annual base salary of $400,000 and will be eligible for an annual discretionary performance cash bonus targeted at 75% of his base salary.  The annual discretionary cash bonus will be based on criteria determined by Tier’s Board of Directors (the “Board”) in its sole discretion, and the bonus may range from 0% to a maximum of 125% of Mr. Hart’s base salary.  Mr. Hart will also be paid a sign-on bonus equal to a pro-rata portion of the target bonus amount in effect for him at his prior employer, pro-rated based upon his start date with Tier and his bonus period at his prior employer.  If Mr. Hart’s employment at Tier ends before the first anniversary of his start date because Tier terminates him for cause or he resigns without good reason, he will be obligated to repay the sign-on bonus.  In addition, Mr. Hart will receive an option to purchase 400,000 shares of Tier’s common stock under and subject to Tier’s Amended and Restated 2004 Stock Incentive Plan, which option will vest as to 25% of the shares under the option on the first anniversary of the date of grant and as to an additional 1/48th of the shares in each succeeding month.  The Company will also reimburse Mr. Hart for relocation expenses not to exceed $80,000 incurred in moving to the Reston, Virginia area from his current place of residence.

The initial term of the employment agreement is two years, commencing on August 24, 2010 and ending on August 23, 2012.  On the expiration of the initial two year term and on each yearly anniversary thereafter, the agreement will automatically renew for an additional one-year period, unless sooner terminated in accordance with the provisions of the agreement or if either party notifies the other in writing of its intention not to renew the agreement no less than 30 days prior to the expiration date or such anniversary.

Mr. Hart or the Company may terminate his employment under the employment agreement.  If Mr. Hart is terminated by the Company without cause (as defined in the employment agreement and including notice by the Company of non-renewal of the employment agreement) or resigns from the Company for good reason (as defined in the employment agreement), he will be entitled to receive a cash amount equal to one times his annual base salary, payable in equal installments over a twelve-month period, and any annual discretionary performance cash bonus that has been awarded to him by the Board for the calendar year preceding the year in which his employment ends.  In addition, if Mr. Hart elects to continue receiving group medial insurance under COBRA, Tier will continue to pay its share of the premium for twelve months, subject to certain conditions and limitations. In order to receive these benefits, Mr. Hart must deliver to Tier a general release of claims.

If, within twelve months following a change of control (as defined in the employment agreement) of Tier, Mr. Hart’s employment is terminated by Tier without cause or he resigns for good reason, then, subject to his execution of a general release of claims, he is entitled to receive cash severance equal to two times his annual base salary and target bonus, paid over 24 months, and group medical insurance coverage under COBRA for twelve months (with Tier paying its share of the premium, subject to certain conditions and limitations), and any outstanding equity compensation awards will vest with respect to any unvested portions that would have vested on or before the first anniversary of the date of his employment termination, subject to certain conditions.

The employment agreement contains standard confidentiality provisions, as well as provisions restricting Mr. Hart from competing with the Company or soliciting its customers, employees or consultants during his employment and the 12 months after its termination.  It also includes a “clawback” provision whereby Mr. Hart agrees to forfeit or repay certain compensation and/or gains on Company equity if the Compensation Committee of the Board, in its reasonable discretion, determines that he engaged in fraud or misconduct as a result of or in connection with which the Company is required to or decides to restate its financial statements, or in the event of a Company accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws.

The foregoing description of the employment agreement is only a summary and is qualified in its entirety by the full text of the employment agreement, a copy of which is attached hereto as Exhibit 99.1.

The Company’s press release announcing Mr. Hart’s appointment is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Employment Agreement dated August 10, 2010 between Alex P. Hart and the Company
99.2	Press release titled “Tier Technologies Names Alex P. Hart CEO” issued by the Company on August 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: August 11, 2010

Exhibit Index

Exhibit No.	Description
99.1	Employment Agreement dated August 10, 2010 between Alex P. Hart and the Company
99.2	Press release titled “Tier Technologies Names Alex P. Hart CEO” issued by the Company on August 10, 2010